UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  January 27, 2005

NIC INC.
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	000-26621 (Commission File Number)	52-2077581 (I.R.S. Employer Identification No.)

10540 South Ridgeview Road
Olathe, Kansas 66061
(Address of principal executive offices, including zip code)

(877) 234-3468
(Registrant's telephone number, including area code)

ITEM 2.02      RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On January 27, 2005, NIC Inc. issued a press release announcing 2004 fourth quarter and fiscal 2004 earnings information.  A copy of the press release is furnished to the United States Securities and Exchange Commission with this report on Form 8-K as Exhibit 99.

ITEM 7.01      REGULATION FD DISCLOSURE

On January 27, 2005, NIC Inc. issued a press release announcing 2004 fourth quarter and fiscal 2004 earnings information.  A copy of the press release is furnished with this report on Form 8-K as Exhibit 99.

NIC will host a conference call, which will also be available by webcast, to discuss the fourth quarter and fiscal 2004 earnings information at 9:00 a.m., EDT, on January 27, 2005.

ITEM 9.01      FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99 - Press release issued by NIC Inc. dated January 27, 2005, announcing 2004 fourth quarter and fiscal 2004 earnings information, furnished solely for purposes of incorporation by reference to Items 2.02 and 7.01 herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2005	NIC Inc. /s/ Stephen M. Kovzan Stephen M. Kovzan Vice President, Financial Operations Chief Accounting Officer